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                                                                    Exhibit 99.3


                  Amendment No. 2 to Rights Agreement Between
 Pancho's Mexican Buffet, Inc. and Continental Stock Transfer & Trust Company

     THIS AMENDMENT NO. 2 TO RIGHTS AGREEMENT (this "Amendment") is entered into as of March 31, 2001, by and between Pancho's Mexican Buffet, Inc. (the "Company"), and Continental Stock Transfer & Trust Company, a New York corporation (the "Rights Agent").

     WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement, dated as of January 30, 1996 (as amended, the "Rights Agreement"); and

     WHEREAS, the Company is entering into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement") among Pancho's Foods, Inc. ("Parent"), Pancho's Restaurants, Inc., a Nevada corporation and a wholly-owned subsidiary of Parent ("Sub"), and the Company, providing for transactions pursuant to which, among other things, Sub will merge with and into the Company (the "Merger"), and the Company will become a wholly owned subsidiary of Parent; and

     WHEREAS, the parties desire to amend the Rights Agreement in connection with the execution and delivery of the Merger Agreement and the Stockholder Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     1. The definition of "Acquiring Person" set forth in Section 1 of the Rights Agreement is hereby amended by adding the following sentence to the end of that definition:

     "Notwithstanding the foregoing, no person, including the Parent and Sub (each as defined below) shall be an Acquiring Person solely by reason of the execution and delivery of the Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement") among Pancho's Foods, , Inc., a Nevada corporation ("Parent"), Pancho's Restaurants, Inc., a Nevada corporation and wholly owned subsidiary of Parent ("Sub"), and the Company."

     2. The definition of "Final Expiration Date" set forth in Section 1 of the Rights Agreement shall be amended to read in its entirety as follows:

     "Final Expiration Date" shall mean the earlier of (1) the Effective Time, as that term is defined in the Merger Agreement, or (2) March 29, 2006."

     3. The definition of "Shares Acquisition Date" included in Section 1 of the Rights Agreement shall be amended by adding the following sentence to the end of such definition:

     "Notwithstanding anything else set forth in this Agreement, a Shares Acquisition Date shall not be deemed to have occurred due solely to the public announcement or public disclosure of the execution and delivery of the Merger Agreement or the consummation of the transactions contemplated thereby."
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     4. Section 3(a) of the Rights Agreement shall be amended by adding the following sentence to the end thereof:

     "Notwithstanding anything else set forth in this Agreement, no Distribution Date shall be deemed to have occurred solely by reason of the execution and delivery of the Merger Agreement or the consummation of the transactions contemplated thereby."

     5. The Rights Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with its terms.

     6. This Amendment may be executed in one or more counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

                                   * * * * *

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date and year first above written.


Attest:                        PANCHO'S MEXICAN BUFFET, INC.



By: s/Samuel L. Carlson          By:  s/Hollis Taylor
   -----------------------            -----------------------
    Samuel L. Carlson                 Hollis Taylor
    Secretary                         President



Attest:                        CONTINENTAL STOCK TRANSFER &
                               TRUST COMPANY


By: s/Thomas Jennings          By:  s/William F. Seegraber
   -----------------------        ---------------------------
      Thomas Jennings                 William F. Seegraber
      Assistant Secretary             Vice President

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